                                                                    EXHIBIT 12.1


                       FelCor Lodging Limited Partnership
                       Ratio of Earnings to Fixed Charges

                                                                                         Year Ended December 31,
                                                                            ----------------------------------------------------
                                                                               1996         1997          1998           1999
                                                                            ---------     ---------     ---------     ---------
                                                                                           (dollars in thousands)

 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                           $  48,881     $  69,652     $ 124,414     $ 136,889
         Add minority interest in consolidated subsidiaries                                     573         1,121         2,713
         Deduct income from equity investees                                   (2,010)       (6,963)       (7,017)       (8,484)
         Fixed charges                                                         11,133        29,811        77,724       130,685

         Add amortization of capitalized interest                                 129           227           667         1,109
         Add distributed income of investments in
              unconsolidated joint ventures                                     1,954         4,211        19,066        19,581
         Deduct capitalized interest                                           (1,330)       (1,019)       (4,542)       (5,249)
                                                                            ---------     ---------     ---------     ---------
         Earnings                                                           $  58,757     $  96,492     $ 211,433     $ 277,244
                                                                            =========     =========     =========     =========

     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $   9,803     $  28,792     $  73,182     $ 125,436
         Capitalized interest                                                   1,330         1,019         4,542         5,249
                                                                            ---------     ---------     ---------     ---------
         Total fixed charges                                                $  11,133     $  29,811     $  77,724     $ 130,685
                                                                            ---------     ---------     ---------     ---------
Ratio of Earnings to Fixed Charges                                                5.3x          3.2x          2.7x          2.1x

Additional amount needed to have minimum ratio of 1.0

Adjusted Ratio of Earnings to Fixed Charges

         Earnings from above                                                $  58,757     $  96,492     $ 211,433     $ 277,244

         Add: Reserve for sale of hotels
              Lease termination costs                                              --            --            --            --
                                                                            ---------     ---------     ---------     ---------

         Adjusted Earnings                                                  $  58,757     $  96,492     $ 211,433     $ 277,244
                                                                            =========     =========     =========     =========

Adjusted Ratio of Earnings to Fixed Charges                                       5.3x          3.2x          2.7x          2.1x


                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                                (Unaudited)
                                                                           ----------     -----------------------
                                                                               2000          2000          2001
                                                                            ---------     ---------     ---------
                                                                                    (dollars in thousands)
 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                           $  70,256     $  19,931     $  (9,012)
         Add minority interest in consolidated subsidiaries                     3,570           968         1,756
         Deduct income from equity investees                                  (14,820)       (1,879)       (2,150)
         Fixed charges                                                        159,700        38,127        40,212

         Add amortization of capitalized interest                               1,200           277           300
         Add distributed income of investments in
              unconsolidated joint ventures                                    25,358         4,519         1,565
         Deduct capitalized interest                                           (1,080)         (223)         (119)
                                                                            ---------     ---------     ---------
         Earnings                                                           $ 244,184     $  61,720     $  32,552
                                                                            =========     =========     =========

     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $ 158,620     $  37,904     $  40,093
         Capitalized interest                                                   1,080           223           119
                                                                            ---------     ---------     ---------
         Total fixed charges                                                $ 159,700     $  38,127     $  40,212
                                                                            =========     =========     =========
Ratio of Earnings to Fixed Charges                                                1.5%          1.6%          0.8%

Additional amount needed to have minimum ratio of 1.0                                                       7,660

Adjusted Ratio of Earnings to Fixed Charges

         Earnings from above                                                $ 244,184     $  61,720     $  32,552

         Add: Reserve for sale of hotels                                       63,000
              Lease termination costs                                              --            --        36,226
                                                                            ---------     ---------     ---------

         Adjusted Earnings                                                  $ 307,184     $  61,720     $  68,778
                                                                            =========     =========     =========

Adjusted Ratio of Earnings to Fixed Charges                                       1.9x          1.6x          1.7x

                                                                                       Pro Forma
                                                                                      (Unaudited)
                                                                              ---------------------------
                                                                                            Three Months
                                                                               Year Ended      Ended
                                                                              December 31,   March 31,
                                                                                  2000         2001
                                                                              ------------  ------------
                                                                                (dollars in thousands)
 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                              $ 176,757     $  45,463
         Add minority interest in consolidated subsidiaries                        3,567         1,767
         Deduct income from equity investees                                     (11,551)       (2,150)
         Fixed charges                                                           312,718        80,982

         Add amortization of capitalized interest                                  1,200           300
         Add distributed income of investments in
              unconsolidated joint ventures                                       25,358         1,565
         Deduct capitalized interest                                              (3,557)         (651)
                                                                               ---------     ---------
         Earnings                                                              $ 504,492     $ 127,276
                                                                               =========     =========


     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                  and capitalized expenses related to debt                     $ 309,161     $  80,331
         Capitalized interest                                                      3,557           651
                                                                               ---------     ---------
         Total fixed charges                                                   $ 312,718     $  80,982
                                                                               =========     =========

Ratio of Earnings to Fixed Charges                                                   1.6x          1.6x

Additional amount needed to have minimum ratio of 1.0

Adjusted Ratio of Earnings to Fixed Charges

         Earnings from above                                                   $ 504,492     $ 127,276

         Add: Reserve for sale of hotels                                          63,000
              Lease termination costs                                                 --            --
                                                                               ---------     ---------

         Adjusted Earnings                                                     $ 567,492     $ 127,276
                                                                               =========     =========



Adjusted Ratio of Earnings to Fixed Charges                                          1.8x          1.6x


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